UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 20, 2026
Cycurion, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place, Suite 420C McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)
Registrant’s telephone number, including area code: (888) 341-6680
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
On October 20, 2026, the Board of Directors (the “Board”) of Cycurion, Inc. (the “Company”) and Peter R. Ginsberg determined that Mr. Ginsberg no longer satisfies the applicable independence requirements to serve on the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee as a result of Mr. Ginsberg’s role as outside counsel representing Cycurion in certain matters and the resulting payments the Company made during 2026 to the law firm of which Mr. Ginsberg is a partner.
Effective October 20, 2026, Mr. Ginsberg stepped down from the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Ginsberg will continue to serve as a member of the Company’s Board of Directors.
The Company believes the matter resulted from an administrative oversight relating to the application of the applicable independence requirements. The Board determined that the matter does not affect Mr. Ginsberg’s continued service as a director.
Also on October 20, 2026, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed J. Derek Penn to the Board to fill an existing vacancy, effective immediately. Mr. Penn will serve until his successor is duly elected and qualified or until his earlier resignation, death or removal.
Mr. Penn has served since June 2021 as an independent trustee of the Charles Schwab Mutual Fund and ETF Board of Trustees. He is also a director of the Youngstown-Warren Regional Chamber of Commerce and of Provable Recursion BV, a New York City-based fintech company. Mr. Penn previously served as Managing Director and Head of Equity Sales and Trading at BNY Mellon / Pershing Capital Markets, as Senior Vice President and Head of Equity Trading at Fidelity Investments, and as Head of International Equity Trading at Lehman Brothers, and earlier held positions at Merrill Lynch and Morgan Stanley. He also served for two years as an alumni representative on Duke University’s Advisory Committee on Investment Responsibility. Mr. Penn holds an M.B.A. from Duke University’s Fuqua School of Business.
The Board further determined that Mr. Penn qualifies as an independent director under Nasdaq Listing Rule 5605(a)(2), satisfies the requirements for service on the Nominating and Corporate Governance Committee under Nasdaq Listing Rule 5605(e), satisfies the additional independence requirements applicable to Compensation Committee service under Nasdaq Listing Rule 5605(d)(2), and satisfies the independence requirements applicable to Audit Committee service under Nasdaq Listing Rule 5605(c)(2) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.
Effective October 20, 2026, the Board appointed Mr. Penn to serve as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
The Company is implementing enhanced procedures relating to director independence reviews and related-party transaction monitoring.
Item 9.01 Financial Statements and Exhibits
(d)Exhibits:

Exhibit No.	Description
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date:	October 26, 2026	By:	/s/ L. Kevin Kelly
		Name:	L. Kevin Kelly
		Title:	Chief Executive Officer
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